Exhibit 16.1

April 10, 2014 U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE	Grant Thornton LLP
Washington, DC 20549	211 N Robinson, Suite 1200N
Oklahoma City, OK 73102-7148

T 405.218.2800 F 405.218.2801 www.GrantThornton.com

Re:	TRONOX LIMITED

File No. 001-35573

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Tronox Limited dated April 10, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd